Exhibit 32

                           SECTION 1350 Certifications


         In connection with the Quarterly Report of Magellan Petroleum Corporation (the "Company") on Form 10-Q for the period ending December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, James R. Joyce, President, Chief Executive Officer and Chief Financial Officer of the Company, do hereby certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


February 12, 2004                             By: /s/ James R. Joyce
                                              -----------------------
                                              James R. Joyce:
                                              President, Chief Executive Officer
                                              and Chief Accounting
                                              and Financial Officer